UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

ECOEMISSIONS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
(formerly Resource Group, Inc.)

Delaware	333-150463	80-0154562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3250 Oakland Hills, Fairfield, California
(Address of principal executive offices)

(707) 208-6368
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Escrow Agreement

              On June 9, 2009, EcoEmissions Solutions, Inc. (“Solutions” or the “Company”)(fka Resource Group, Inc) filed a Form 8K concerning Memorandum of Understanding (the "Agreement") with EcoEmissions Systems, Inc. ("Eco"), a private company formed under the laws of Nevada, and the shareholders of Eco (the “Eco Shareholders”)(collectively the “Parties”) pursuant to which the Company has agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of Eco from the Eco Shareholders. In connection with the Agreement, on June 1, 2009 the Company filed a Certificate of Amendment with the Delaware Secretary of State changing its name from Resource Group, Inc. to EcoEmissions Solutions, Inc, as well as increasing the Company’s authorized shares of common stock from 50,000,000 shares to 260,000,000 shares and the creation of 10,000,000 shares of “blank check” preferred stock.

              After the name change Solutions also applied for a stock symbol change, which was approved, resulting in a new stock symbol of ECMZ.OB

              As part of the Agreement to acquire Eco certain Solution shareholders also agreed to sell their shares., A portion of those shares of common stock of the Company will be deposited by such Solution’s shareholder in a brokerage account for sale, and the balance of the issued and outstanding shares of common stock held by the Solutions shareholders have been placed in escrow pending the closing pursuant to the escrow agreement (the “Escrow Agreement”) entered into on December 1. 2009. The parties have agreed that the selling Solution shareholders will receive cash proceeds of $317,928 (the “Purchase Price” as compensation.

              The Eco Acquisition shall be completed following the satisfaction of the conditions to closing as outlined in the Agreement and Escrow Agreement, including, but not limited to the delivery by the Solutions shareholders of all of the shares held by the Solutions Shareholders (other than the shares placed at the brokerage account for sale), together with duly executed stock powers, to the Escrow Agent and the payment of the Purchase Price. The Company and Eco have agreed to use their best efforts to close the transactions contemplated by the Agreement (the “Closing”) within seventy six (76) days following the deposit of the shares into the brokerage account and escrow, or such other time frame that the Parties may mutually agree.

              Pending the satisfaction of the conditions to and the Closing, all of the shares to be exchanged by, and issued to, the Eco Shareholders, as well as all of the shares held by the Solutions Shareholders (other than the shares placed at the brokerage account for sale), along with duly executed stock powers, will be deposited in escrow pursuant to the Escrow Agreement. In addition, pending the completion of the Acquisition James Geiskopf has resigned as President and CEO but remains a director, Ken Greenlaw resigned his positions as Secretary, Treasurer and CFO but remains a director, Larry Lorenz has been appointed as director, President and CEO and Tom Crom has been appointed as director and Secretary, Treasurer and CFO of the Company. Should the Acquisition not be successfully completed in a timely manner, Larry Lorenz and Tom Crom shall resign their positions as directors and officers of the Company

              Upon successful completion of the transaction, the shares that were placed in escrow and brokerage accounts by the Solutions Shareholders, being all of the shares to be sold by those shareholders and transferred to new shareholders, then the Company will complete the acquisition of Eco upon Eco completing its audit. As a result, following successful completion of this transaction, the Company will have an aggregate of 48,150,000 shares outstanding.

              Following the Closing the Company will raise $8 million, primarily for inventory with some funds allocated for governmental approval in the State of California and working capital.

              The future issuances to acquire Eco, not currently made, will be deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act o 1933, as amended since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The Company expects this transaction will close and is providing additional information on Eco at this time.

When complete the aforementioned transactions will result in a change in control of the Company. As a result of the Agreement, (i) Eco will become a wholly-owned subsidiary of the Company, (ii) the Company succeeded to the business of Eco, and (iii) the Company underwent a change of its management (as further provided below) and business direction, and will from the Closing Date be solely involved in Eco’s business of the design, supply, and manufacturing of innovative, easy to install Catalyst Injection Systems™ providing performance benefits and exhaust emissions reduction for diesel engines.

In anticipation of these changes, as a result, the Company changed its name from Resource Group Inc to EcoEmissions Solutions Inc. and its trading symbol has changed from RSOG.OB to ECMZ.OB.

The Company claims an exemption from the registration requirements of the Act for the private placement of the aforementioned securities pursuant to Section 4(2) of the Securities Act of 1933, as Amended (the “1933 Act”) and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Consulting Service Contract:

On November 13, 2009 Solutions entered into a six month consulting contract with Jan Olivier to provide business consulting.

The Company expects the Eco transaction will close and is providing additional information on Eco at this time as supplemental information.

Business Description of Eco Emissions Systems, Inc.

                            Company Overview. Eco Emissions Systems, Inc ("Eco"), incorporated in the State of Nevada on June 16, 2008 intends to manufacture innovative, easy to install Catalyst Injection Systems™ ("CIS")(trademark pending) for diesel engines providing performance benefits and exhaust emissions reduction.

                            Industry and Product Overview. Diesel owners and operators are continuously seeking better ways to harness the maximum production from their equipment. Eco intends to improve the design of existing combustion catalyst systems to provide a reliable solution to the core problem of inefficient combustion inside the combustion chamber. Eco’s system will be designed to work with all internal combustion engines, from an individual's personal diesel car or truck to the largest diesel engines in the world.

                            Eco’s primary strategy centers on the development, manufacture and worldwide sale of products that support clean air initiatives and increase fuel economy. In pursuing that objective, we are committed to developing products that also improve engine performance and justify their purchase both environmentally and economically.

                            Customers will be compelled to use our products for one or two reasons: fuel savings and/or pollution reduction. In most applications Eco believes the customer will save $2 to $4 per year (in fuel costs) for every dollar spent on our system, enabling us to offer users a solution that will literally pay for itself. In addition, Eco anticipates customers will experience a substantial reduction in pollution emissions.

                            Eco’s basic products will be specially formulated catalytic fluids that include certain noble metals in a true solution, injected in mist form directly into a diesel or petrol engine's combustion chamber via the air stream using a specially designed delivery system. Eco will distinguish itself technologically by improving on existing designs of delivery systems to more efficiently, effectively, and reliably deliver the catalyst fluid into the engine prior to combustion

                            Market Overview. Eco plans to pursue an aggressive and systematic marketing and sales strategy to fully exploit the market potential for our products.

                            The diesel engine market is particularly suitable for the Eco’s technology because such engines are largely used for industrial purposes that require that the engines run for long periods of time at a relatively constant speed. Under these conditions, end users consistently obtain the benefits of catalyst combustion systems.

                             Product Testing and Success. To serve some of the varied markets for its products and in particular the State of California, the Company requires certain government and industry verifications or certifications.

                            The applicable government and industry standards are designed to insure products provide minimum emission reductions in particulate matter ("PM") as well as provide incentives for those products that reduce specific emissions of nitrous oxide ("NOx").

                            Each governmental agency (local, federal, and foreign) will set the criteria for its own verification; however, they all generally use the same test protocol (ISO 8178) for emission testing. Each such agency will require independent testing at an approved laboratory. To the extent that the Company can leverage any similarity its products have to previously certified/verified offerings, it will do so to the fullest extent allowable in an effort to minimize costs associated with such processes and diminish the time required to obtain the regulatory findings it seeks.

                            Eco’s products require verification and certification from certain domestic regulatory agencies, including the California Air Resource Board ("CARB"), the Environmental Protection Agency ("EPA") and the Mine Safety Health Administration ("MSHA") prior to sales in certain states and/or to certain industries or to qualify such sales for states’ environmental tax credits. Based upon our knowledge of the technologies available today and how they have fared with regulatory agencies coupled with our product design improvement strategies, Eco is confident that its products will satisfy the applicable government standards, but there is no assurance when or if verification or certification with these various agencies will be obtained. Other industries such as off-road construction, farming, mining industries, as well as marine applications, in certain states and locations are currently able to use Eco’s products without further governmental verification or certification.

                            Eco will also apply for EPA and MSHA verifications. EPA verification is handled through the Environmental Technology Verification process, which tests technologies to verify that the technologies achieve stated performance levels. MSHA tests products, documents pollution reduction, and then shares information on the products and their results with the U.S. mines it monitors. MSHA's goal is to promote technologies that reduce pollution, in an effort to improve the harsh environment for mine workers. MSHA results are viewed and acknowledged by mines around the world.

                            Products. Combustion catalyst systems use the same principle as a catalytic converter, but attack the source of the problem inside the combustion chamber versus trying to catch the problem in the exhaust occurring after the combustion event. The catalytic properties of platinum and other noble metals, when delivered to the right place at the right time and in the right form, significantly enhance the combustion process in order to convert pollution into production. See, "RISK FACTORS—Importance of Proprietary Rights."

                            Diesel Fuel System. The Company intends to manufacture a full range of products applicable to any type of diesel machinery—off-road construction equipment, marine, buses, delivery trucks, drilling rigs, garbage trucks, generators, etc. Our diesel products will be specifically designed for easy installation and limited maintenance.

                            Product Benefits. Combustion catalyst systems achieve low emissions levels and improved engine performance by causing a greater percentage of fuel to burn in the combustion chamber, where it is converted into power, rather than in the exhaust system, where it is merely converted into pollutants. See, "RISK FACTORS—Increased Competition."

                            Specifically, the benefits offered by such systems include reduced fuel costs and reduced pollutants.

Reduced fuel costs. Fuel burning efficiencies caused by the catalyst routinely allow the engine to do the same amount of work while burning 10% less fuel. Eco’s products are designed to provide significantly greater fuel efficiency by causing more of the fuel to be burned within the combustion chamber power stroke. Harmonic testing shows that a catalyst allows a greater amount of the hydrocarbon chain to burn at a lower temperature, meaning that more of the burn takes place during the "power stroke cycle" of the engine rotation and less during the "smoldering after-burn" that occurs during the exhaust cycle. By creating a higher, more efficient burn percentage during the "power stroke," the user has the choice of increasing the torque or reducing the engine’s fuel consumption.

                            Increased torque. A more complete combustion means more energy for the power stroke, resulting in increased torque. This extra torque can be harnessed and used to increase productivity, improve cycle time, and reduce costs per hour of operation.

                            Reduced exhaust emissions. Reduced diesel emissions is a primary goal of the EPA, CARB, state governments, and many international and other air quality regulatory agencies. Diesel engines are cited with producing 26% of total hazardous particulate air pollution and a surprising 66% of on-road particulate production. They are also credited as the source of 20% of total indoor nitrogen oxides and as responsible for 26% of on-road NOx. A study sponsored by the Boston-based Clean Air Task Force to study diesel exhaust and its effects on humans came to the conclusion that 20,000 people die prematurely every year due to diesel fumes. Eco’s solution will enable any large diesel engine user to pollute less.

                            Reduced engine wear. Incomplete combustion leaves unburned hydrocarbon deposits throughout an engine, causing engine wear and increasing maintenance costs over time. Catalyst will clean hydrocarbon residue by oxidizing pre-existing hydrocarbons and then will inhibit future buildup, thereby extending engine life, reducing premature engine rebuilds, and providing savings on parts, downtime, and labor.

                            Vibration also takes a toll on engine efficiency and engine longevity. The more complete combustion achieved with catalyst is smoother and more even, translating directly into less overall vibration, less strain on rod bearings and main bearings, and, potentially, longer engine life.

                            Competition. Although after-market products like catalytic fuel additives that attempt to increase fuel combustion or to reduce emissions exist, they have not been very effective since they do not introduce the catalyst in the right form, in the right amount, in the right place, or at the right time in the combustion process. See, "RISK FACTORS—Increased Competition."

Eco believes it can secure a unique position in the marketplace because it will manufacture and market a technology that reduces pollution and improves engine performance. Specifically, Eco believes our products will have the following competitive advantages:

  They are not fuel additives. The fluid will be added directly to the combustion chamber prior to combustion.

  Eco’s intent to improve upon a system design that catalyzes fuel hydrocarbons during injection into the engine's combustion chamber is intended, in part, to establish a price advantage over competitors and improve the prospects for adoption at the OEM level.

  Eco’s products will provide superior performance in boosting torque, improving fuel efficiency, and diminishing pollution emissions.

  Eco’s products will be designed to maximize service intervals, thereby lowering maintenance costs.

Our primary known competitors can be categorized as follows:

                            Manufacturers of fuel additives. While these manufacturers may be competing for the same customer, management does not believe they offer a comparable product. They are mixed in the fuel in the tank and must remain inert in the fuel until the fuel begins to burn. This greatly reduces the engine cleansing ability and the ability to speed up the combustion processes.

                            Clean Diesel Technologies, Inc. Clean Diesel is a small, publicly traded company that will require additional financing for a sustained rollout of its product, which is added to the fuel before reaching the combustion chamber. Clean Diesel has obtained various regulatory verifications with respect to its products. Clean Diesel's best results come when using its fuel additive in combination with a post-combustion Diesel Oxidation Catalyst ("DOC"). The fuel additive needs to be added with every tank, while our product will be designed to last at least 400 hours before a new bottle of catalyst would be required. When the price of the DOC is added to the fuel additive, Clean Diesel’s solution would be five times more costly than ours, based upon current projections.

                            Manufacturers of post-combustion products. These companies make products such as diesel oxidation catalysts and diesel particulate filters. In general, they all focus on reducing emissions after combustion has occurred. As a result, they adversely affect fuel economy and horsepower. They do however provide the opportunity to use our product, reducing the effect on fuel economy and providing optimum results in emissions reductions.

                            Alternative Fuels. These consist primarily of ethanol and bio-diesel fuels. These produce some emission reductions; however, there is also a power loss and increase in NOx that can be associated with them. These fuels are not price competitive without great government subsidies. The federal government is beginning to reduce these subsidies at this time.

                            Market Development. In general, Eco’s system will be designed for use with all diesel engine applications. However, Eco anticipates that the most significant cost reductions will be experienced in applications where the engine operates continuously at a steady power level, such as electrical power generators. Therefore, Eco’s key target markets include the end-users/owners of:

  Electrical Power Generators
  Mining and Construction Equipment
  Shipping and Transportation Equipment, including Buses
  Marine Equipment
  Agricultural Equipment, including Diesel-powered Irrigation Water Pumps
  Military Equipment
  Municipal Equipment and Trucks

                            The Eco’s markets are worldwide in scope. Governmental regulations requiring more stringent environmental controls on vehicle and equipment operations continue to restrict permissible pollutants. While domestic environmental regulations, including federal, state and local laws, increase the necessity for products like ours, the growing trend internationally toward more stringent pollution laws will expand our potential customer base. For instance, China has announced that it will blacklist cities that fail to reach the national air quality standard, according to a senior official of the country's environmental agency. The list will be announced regularly to warn cities of deteriorating air quality. As a penalty, they will issue risk warnings to investors who consider investing in the cities that have been blacklisted for several consecutive years.

                            This potential market overseas is magnified by the fact that much of the equipment used in many foreign countries is older with fewer currently existing pollution control mechanisms than similarly used domestic equipment. See, "RISK FACTORS—Ability to Respond to Regulatory Change."

                            Sales Strategy. Eco plans to market and sell its products and will implement distribution agreements with reputable distributors that have proven themselves within their territories and industry segments. See, "RISK FACTORS—Ability to Manage Change; Development-Stage Company; Limited Operating History."

                            Governmental Regulation. Eco’s Management does not believe there are any significant governmental regulations impacting or threatening to impact its operations. Furthermore, it does not believe there are any material effects of complying with applicable federal, state, or local laws and regulations that govern any anticipated business activities of the Eco.

                            However, federal, state and international government regulation could have a significant impact on the desirability and acceptance of the Eco's products in the market place. Eco will attempt to design our products to address certain pollution control mandates from regulatory authorities. Accordingly, Eco will continue to monitor such authorities to understand their requirements and also confirm that, when used properly, Eco’s products will continue to satisfy the same. In the event and to the extent such regulatory requirements change, Eco may be required to modify or improve our products accordingly. In addition, with respect to international regulation, Eco will need to monitor the political climate to make sure that our products will be acceptable and price competitive in foreign jurisdictions, where local companies may be provided with advantages from their own governments. In such markets, Eco’s marketing and sales efforts will have to be designed to help Eco remain a viable and competitive option to potential customers. See, "RISK FACTORS—Ability to Respond to Regulatory Change; Risks From International Operations; Development-Stage Company; Limited Operating History."

The Technology

EcoEmissions Systems, Inc. (Eco) has the core management, important customers and the distributor network for a revolutionary product that has repeatedly been shown to be successful to significantly reduce fuel consumption for diesel engines while simultaneously dramatically reducing harmful exhaust emissions. EcoEmissions Systems, Inc. owns core knowledge of design, manufacture, intellectual property, marketing and sales as well as a strong distributor base and all important customers.

EcoEmissions Systems, Inc. provides cost-effective, emissions compliance solutions for diesel fleet owners. Eco designs, manufactures and sells proprietary products that reduce harmful exhaust emissions and increase the fuel efficiency of “off-road,” “on-road” and “stationary” diesel engines. Eco’s flagship product, the EES Process, can generally be easily installed in the field on virtually any diesel engine in less than three hours by a qualified technician. Once installed, the EES Process has been shown to:

  Reduce the amount of harmful pollutants exhausted by a diesel engine.
  Decrease the amount of fuel consumed by a diesel engine.
  Increase the amount of available power produced by a diesel engine.
  Extend engine life by reducing internal soot buildup, improving engine harmonics and reducing operating temperatures.

The EES Process has been shown to reduce harmful emissions and fuel consumption. The EES Process is a pre-combustion emissions control device that injects a platinum-based catalyst in the form of an aerosol mist directly into the engine’s air intake duct via a catalyst delivery system. The intake air mixes with the catalyst and is transported to the combustion chamber where it begins a cleansing process in the engine. As the engine becomes free of carbon buildup, the catalyst begins to react with the incoming fuel. Efficiencies in this process reduce fuel necessary to do the job, reduce exhaust temperatures, and greatly reduce unburned pollutants that enter the atmosphere. In addition, the performance of power reducing products such as catalytic converters and diesel particulate filters can be enhanced by the addition of the EES Process.

Employees

As of November 30, 2009, Eco had a full time employment agreement with six employees (see “Description of Management”)

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Current Report that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Current Report, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1.	Actions of regulatory agencies, changes in regulations and in interpretation of regulations; and

2.	The Company’s ability to raise appropriate capital within expected time periods;

All written and oral forward-looking statements made in connection with this Current Report that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation-2009/2010

Eco has initially focused its marketing, sales and installation efforts in the Pacific Northwest through one distributor, Eco Star. Initial sales efforts were achieved by demonstrating the products performance on customer’s engines through measured and independent testing. The distributors marketing efforts have been successful resulting in Eco receiving a contingent purchase order in late 2008 in the initial year for $122,080,000 and $221,680,000 for the subsequent year subject to governmental recognition of environmental benefits.

During 2009 Eco focused its corporate efforts on becoming a publicly-traded company or being acquired by a publicly-traded company to raise capital and concerning its marketing efforts on the marine industry most notably with larger diesel engines on cruise ships for Cruise West, the largest US flagged shipping line and initiating test protocols for Holland America.

With financing Eco plans on increasing inventory to provide sales, expand marketing efforts outside of the Pacific Northwest, add complementary products to diesel engine owners and obtain governmental recognition of its product line.

General and Administrative Expenses

General and administrative expense consisted of accounting and professional fees and other general expenses. General and administrative expenses for the period from inception (June 16, 2008) to December 31, 2008 was $72,987. Net income (loss) for the audited period from inception (June 16, 2008) to December 31, 2008 was a loss of $61,130.

Liquidity and Capital Resources

The Company has no assurance that future financings will be available to us on acceptable terms. If financing is not available to the Company on acceptable terms, the Company may be unable to continue our operations. Should the Company’s costs and expenses prove to be greater than we currently anticipate, the depletion of our working capital would be accelerated. To the extent that it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, the Company will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or funding from joint-venture or strategic partners, debt financing or term loans, or a combination of the foregoing. The Company also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

The Company has no assurance that future financings will be available to us on acceptable terms. If financing is not available to the Company on acceptable terms, the Company may be unable to continue its operations.

Critical Accounting Policies

The discussion and analysis of the Company’s and Eco’s financial condition and results of operations are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires the Company and Eco to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note s, Significant Accounting Policies, contained in the explanatory notes to Eco’s unaudited financial statements for the period from June 16, 2008 (inception) to December 31, 2008, contained in this Current Report. On an ongoing basis, the Company and Eco evaluate the estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity instruments issued to consultants for services and estimates of costs to complete contracts. The Company and Eco base the estimates on historical experience and on various other assumptions that the Company and Eco believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, the Company and Eco believe that the estimates, including those for the above-described items, are reasonable.

Revenue Recognition

Revenue is recognized when the product is shipped to a customer, or in the limited circumstances, at destination, when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale.

Newly Adopted Accounting Standards

              Effective January 1, 2008, we adopted the provisions of the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. Specifically, SFAS No. 157 sets forth a definition of fair value, and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. The provisions of SFAS No. 157 are generally required to be applied on a prospective basis, except to certain financial instruments accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” for which the provisions of SFAS No. 157 should be applied retrospectively.

              In October 2008, the FASB issued FASB Staff Position (“FSP”) 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarified the application of FAS 157. FSP 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The guidance provided by FSP 157-3 is consistent with our approach to valuing our auction rate securities for which there is no active market.

              In the first quarter of 2008, we adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115.” SFAS No. 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. SFAS No. 159 did not have a material impact on the on the Company’s consolidated financial position, results of operations or cash flows as the Company did not have any such financial assets and liabilities as of January 1, 2008.

Recent Accounting Pronouncements

              In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R provides revised guidance on how acquirers recognize and measure the consideration transferred, identifiable assets acquired, liabilities assumed, noncontrolling interests, and goodwill acquired in a business combination. SFAS No. 141R also expands required disclosures surrounding the nature and financial effects of business combinations. SFAS No. 141R will be applied prospectively for acquisitions beginning in 2009 or thereafter.

              In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS No. 160 establishes requirements for ownership interests in subsidiaries held by parties other than the Company (sometimes called “minority interests”) be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent’s equity. All changes in the parent’s ownership interests are required to be accounted for consistently as equity transactions and any noncontrolling equity investments in deconsolidated subsidiaries must be measured initially at fair value. The Company does not expect the adoption of SFAS No. 160 will have a material effect on the Company financial position, results of operations or cash flows.

              In February 2008, the FASB issued Staff Position 157-2 (“FSP 157-2”). FSP 157-2 permits delayed adoption of SFAS 157 for certain non-financial assets and liabilities, which are not recognized at fair value on a recurring basis, until fiscal years and interim periods beginning after November 15, 2008. As permitted by FSP 157-2, the Company has elected to delay the adoption of SFAS 157 for qualifying non-financial assets and liabilities, such as fixed assets and patents. The Company does not expect the adoption of FSP 157-2 to have a material impact on the on the Company’s consolidated financial position, results of operations or cash flows.

              In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. These enhanced disclosures will discuss: (a) how and why a company uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations and (c) how derivative instruments and related hedged items affect a company’s financial position, results of operations and cash flows. The Company does not expect the adoption of SFAS No. 161 will have a material impact on the Company’s financial position, results of operations or cash flows.

              In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS No. 142-3”). FSP FAS No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007), Business Combinations, and other US generally accepted accounting principles. FSP FAS No. 142-3 is effective for the Company for fiscal years beginning after December 15, 2008. The Company does not expect this standard to have any material impact on the Company’s financial position, results of operations or cash flows.

              In April 2008, the FASB issued EITF 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”). EITF 07-05 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS No. 133. EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and early application is not permitted. The Company does not expect the adoption of EITF 07-05 to have a material impact on the Company’s financial position, results of operations or cash flows.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

RISK FACTORS

                            The purchase of Shares involves various elements of risk including, but not limited to, the risk factors discussed below. Prospective investors should carefully consider the following risks before making an investment decision.

                             Need for Funding. We presently need additional financing to fund our immediate and future operations. The Company currently has no cash available for its operations and is dependent upon proceeds of the sale of its securities to fund its current and proposed operations.

                            Need for Additional Funding. There can be no assurance that the financing offered in a public traded company will be sufficient to fully fund the Eco’s future operations. Accordingly, we expect that we may need to continue raising funds to fully develop and market our products. Future issuances of additional securities may be on more favorable terms than the Shares offered in this offering. We may also seek debt financing. We cannot, however, predict the timing or amount of our capital requirements at this time. The amount of additional capital that may be required is dependent upon, among other things, the expansion of existing financial resources, the availability of other financing on favorable terms, and future operating results. Of course, there can be no assurance that additional financing will be available, or if available, on acceptable terms. The Company's inability to raise financing when needed would have a material adverse effect on our business, financial condition, and results of operations.

                            Development Stage Company; Limited Operating History. Eco is a development stage company formed in 2008. Thus, we have a limited operating history. Any potential investor should evaluate the Company in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Eco’s planned expense levels are and will continue to be based in part on Eco’s expectations concerning future revenue, which is difficult to forecast accurately based on our stage of development. Eco may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. To the extent that these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected. Because Eco is a small company with limited working capital, Eco outsourced manufacturing activities to minimize costs. Currently, Eco’s network for product distribution is in the beginning stages of development both domestically and internationally. Failure to obtain governmental certification or verification could have a material adverse effect on Eco’s business. Moreover, lobbying efforts by other parties selling competing alternative products may succeed in promulgating new federal, state and international regulations that could render Eco’sproducts less desirable.

Future revenues and operating results may fluctuate as a result of our being a development stage company and other factors, including the demand for the Company's products and services, the timing and cost of new product and service introductions and product enhancements, changes in the mix of products and services sold and in the mix of sales by distribution channels, the size and timing of customer orders, changes in pricing policies by the Company or its competitors, changes in foreign currency exchange rates, execution of new agreements with distributors, regulatory conditions in the industry and general economic conditions. Many of the factors that could impact our financial results are not within the Company's control and could have a material adverse effect on our business. Accordingly, there can be no assurance that the Company will be profitable in the future. See, "BUSINESS—Market Development; Operations."

Eco faces competition and technological advances by competitors.

                            There is significant competition among companies that provide solutions for pollutant emissions from diesel engines. Several companies market products that compete directly with our products. Other companies offer products that potential customers may consider to be acceptable alternatives to our products and services. We face direct competition from companies with greater financial, technological, manufacturing and personnel resources. Newly developed products could be more effective and cost efficient than our current or future products. We also face indirect competition from vehicles using alternative fuels, such as methanol, hydrogen, ethanol and electricity.

                            Other potential alternatives to Eco’s products may emerge. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of their products and services than we can. While we believe our technology is widely regarded as competitive at the present time, there can be no assurance that our competitors will not succeed in developing products or technologies that are better or more cost effective. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to address the needs of customers. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. In addition, if we achieve significant success it could draw additional competitors into the market and new technology could be developed.

                            The Company's ability to compete successfully in the sale of its products will depend in large part upon its ability to implement successfully its strategy of leveraging the verification and certification process which includes the development of a functional and effective distribution system of productive sales agents and distributors. There can be no assurance that the Company will be able to compete successfully in the future, nor that future competition for product sales will not have a material adverse effect on the business, results of operations and financial condition of the Company. See, "BUSINESS—Competition."

Eco depends on intellectual property and the failure to protect our intellectual property could adversely affect our future growth and success.

              Eco relies on patent, trademark and copyright law, trade secret protection, and confidentiality and other agreements with employees, customers, partners and others to protect our intellectual property. However, some of our intellectual property is not covered by any patent or patent application, and, despite precautions, it may be possible for third parties to obtain and use our intellectual property without authorization.

              We do not know whether any patents will be issued from pending or future patent applications or whether the scope of the issued patents is sufficiently broad to protect our technologies or processes. Moreover, patent applications and issued patents may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits. Furthermore, the laws of some foreign countries may not protect intellectual property rights to the same extent as do the laws of the U.S.

              Some of our patents, including a platinum fuel-borne catalyst patent, expired in 2008. However, we believe that other longer lived patents, including those for platinum and other fuel-borne catalyst materials in combination with after-treatment devices, will provide adequate protection of our proprietary technology, but there can be no assurance we will be successful in protecting our proprietary technology.

              As part of our confidentiality procedures, we generally have entered into nondisclosure agreements with employees, consultants and corporate partners. We also have attempted to control access to and distribution of our technologies, documentation and other proprietary information. We plan to continue these procedures. Despite these procedures, third parties could copy or otherwise obtain and make unauthorized use of our technologies or independently develop similar technologies. The steps that we have taken and that may occur in the future might not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect the proprietary rights as fully as in the U.S.

              There can be no assurance that we will be successful in protecting our proprietary rights. Any infringement upon our intellectual property rights could have an adverse effect on our ability to develop and sell commercially competitive systems and components.

Eco’s results may fluctuate due to certain regulatory, marketing and competitive factors over which we have little or no control.

              The factors listed below, some of which we cannot control, may cause our revenue and results of operations to fluctuate significantly:

  Actions taken by regulatory bodies relating to the verification, registration or health effects of our products.
  The extent to which our Platinum Plus fuel-borne catalyst and ARIS nitrogen oxides reduction products obtain market acceptance.
  The timing and size of customer purchases.
  Customer concerns about the stability of our business which could cause them to seek alternatives to our solutions and products.
  Increases in raw material costs, especially platinum.

An extended interruption of the supply or a substantial increase in the price of platinum could have an adverse effect on our business.

              The cost of platinum or the processing cost associated with converting the metal may have a direct impact on the future pricing and profitability of Eco’s platinum air-borne catalyst. The market price for platinum increased from $ $910 per ounce at December 31, 2008. On December 2, 2009, the London Metal Exchange afternoon fixing for platinum was $1,491 per ounce. Although we may minimize this risk through various purchasing and hedging strategies, there can be no assurance that this will be successful. A shortage in the supply of platinum or a significant, prolonged increase in the price of platinum, in each case, could have a material adverse effect on our business, operating results and financial condition.

              Ability to Respond to Regulatory Change. The Eco’s success will depend significantly on its ability to manufacture and enhance its current products and develop or acquire and market new products which keep pace with technological regulatory requirements of federal and international authorities, as well as respond to changes in customer needs. There can be no assurance that Eco will be successful in marketing our products as the most favorable or economical solution to past, present and future governmental regulations or that the Company will be able to develop or acquire product enhancements or new products to address changing technologies and regulatory requirements adequately, that it can introduce such products on a timely basis, or that any such products or enhancements will be successful in the marketplace. Our delay or failure to develop or acquire technological improvements compatible with applicable regulations or to adapt our products to regulatory change would have a material adverse effect on the Company's business, results of operations and financial condition. A significant shift in the way the authorities appear to be regulating those environmental issues that our products attempt to address may have a material adverse effect on our business. See, "BUSINESS—Government Regulation

                            We depend on Key Personnel. Our success will depend in part upon the retention of key senior management and the attraction and retention of key development and marketing personnel. The market for these individuals has historically been, and the Company expects that it will continue to be, intensely competitive. Our products and industry require highly skilled personnel who understand the technical aspects of the Company's business as well as the international scope of its market. The loss of one or more of its key employees or the Company's inability to attract and retain other qualified employees could have a material adverse effect on the Company's business. See, "BUSINESS—Operations."

If third parties claim that Eco’s products infringe upon their intellectual property rights, we may be forced to expend significant financial resources and management time litigating such claims and our operating results could suffer.

              Third parties may claim that our products and systems infringe upon third-party patents and other intellectual property rights. Identifying third-party patent rights can be particularly difficult, especially since patent applications are not published until up to 18 months after their filing dates. If a competitor were to challenge our patents, or assert that our products or processes infringe its patent or other intellectual property rights, we could incur substantial litigation costs, be forced to make expensive product modifications, pay substantial damages or even be forced to cease some operations. Third-party infringement claims, regardless of their outcome, would not only drain financial resources but also divert the time and effort of management and could result in customers or potential customers deferring or limiting their purchase or use of the affected products or services until resolution of the litigation.

                            We need to Manage Change. The Company expects its business and the industry as a whole to undergo rapid change, in part due to the regulatory nature of the industry. The Company's plans to expand international operations, together with ongoing required product development activity in response to changes in the industry and customer needs, will require the Company to manage effectively its operations in a rapidly changing environment. The Company's future performance will depend in part on its ability to manage change in both its domestic and international operations and will require the Company to hire additional management and other personnel, particularly in the marketing and distribution area. The failure of the Company's management team to respond effectively to and manage changing technological and business conditions as well as the growth of its own business, should it occur, could have a material adverse impact on the Company's results of operations. See, "BUSINESS—Governmental Regulations; Operations."

                            Lack of Active Public Market for the Securities. The Shares are thinly traded and might represent an illiquid investment. There is no active trading market for any of the Shares now and perhaps in the foreseeable future. Each investor should, therefore, view his investment as a long-term investment and should not rely upon his investment in the Shares as a source for meeting any emergency or contingency in his or her financial affairs. See, "SUITABILITY."

                            Limitation on Remedies; Indemnification. Our Bylaws provide that liability of our Board of Directors and officers shall be eliminated to the fullest extent allowed under the applicable laws of the State of Delaware. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our Board of Directors or officers. The Bylaws also provide that we will indemnify our Board of Directors, officers, employees and members for liabilities for their acts on behalf of the Company to the fullest extent permitted by law. It is the position of the Securities and Exchange Commission that exculpation and indemnification for liabilities arising under the Securities Act and Rules and Regulations thereunder are against public policy and are therefore unenforceable. See, "LIMITATIONS ON DIRECTOR LIABILITY."

Fluctuations in our operating results and announcements and developments concerning our business affect our stock price.

Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

Eco will need to increase the size of our organization, and may experience difficulties in managing growth.

Eco is a small company with seven employees as of November 30, 2009. We hope to experience a period of expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.

Changes to environmental considerations could have a material adverse effect on the costs or the viability of our products. The historical trend toward stricter environmental regulation may change, and, as such, represents an unknown factor in our planning processes.

Demand for our product is driven in part by the customer’s requirement to reduce air pollution as required by governmental regulations. A change in those regulations may reduce demand for our product.

If we do not obtain additional financing or sales, our business may fail.

We will need to obtain additional financing in order to complete our business plan. Our current operations are not of sufficient size to be profitable. Obtaining additional financing would be subject to a number of factors, including investor acceptance and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

RISKS RELATED TO OUR COMMON STOCK

There is no active trading market for our common stock.

Our common stock is quoted on the Over the Counter Bulletin Board. However, currently, there is no active trading market for any of our securities, and we cannot assure you that a market for our stock will develop. Consequently, our shareholders may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, our shareholders may not be able to resell their shares at or above the price they paid for them or may not be able to sell the shares at all. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the securities, the ability of holders of the securities to sell their securities, or the prices at which holders may be able to sell their securities.

The shares of common stock eligible for future sale could negatively affect the market price of our common stock

If the Company's stockholders sell substantial amounts of the Company's common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

Our common stock may be deemed to be a penny stock and, as such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our common stock is currently listed for trading on the OTCBB quotation service, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in obtaining future financing. Furthermore, our common stocks may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ -where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c) 2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i)	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii)	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii)	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv)	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v)	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required in the future to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

The Company does not expect to pay dividends in the future. Any return on investment may be limited to the value of the Company’s stock.

              The Company does not anticipate paying cash dividends on its stock in the foreseeable future. The payment of dividends on the Company’s stock will depend on its earnings, financial condition and other business and economic factors affecting the Company at such time as the board of directors may consider relevant. If the Company does not pay dividends, its stock may be less valuable because a return on your investment will only occur if the Company’s stock price appreciates.

DESCRIPTION OF PROPERTY

Principal Executive Offices

Eco currently holds an arrangement to rent its main office comprising of 1,892 square feet which is located at 455 South 48th St., Suite 106, Tempe AZ 85281, at a cost of $1,842 per month. The lease expires November 30, 2010.

Intellectual Property

              Eco’s technology is comprised of patents, patent applications, trade or service marks, data and know-how. As owner, we maintain the technology at our expense.

              Eco has made substantial investments in our technology and intellectual property and have incurred development costs for engineering prototypes, pre-production models, and others and field-testing of several products and applications. Eco’s intellectual property strategy has been to build upon our base of core technology that we have developed. In many instances, Eco has incorporated the technology embodied in our core patents into patents covering specific product applications, including product design and packaging. Eco believes this building-block approach provides greater protection to us and our licensees than relying solely on the core patents.

              Eco’s core patents, advanced patents and patent applications cover the means of controlling the principal emissions from diesel engines:

  nitrogen oxides (NOx);
  particulate matter (PM);
  carbon monoxide (CO);
  hydrocarbon (HC); and
  carbon dioxide (CO 2).

Eco’s core patents, advanced patents and patent applications include the following:

  Air -borne catalysts;
  Delivery systems.

              Eco’s key technologies include the following:

  The cost effective means of controlling the principal emissions from diesel engines (nitrogen oxides, particulate matter, carbon monoxide and hydrocarbon).
  Reduction of carbon dioxide and other greenhouse gas emissions by enhancing combustion efficiency and by enabling long-term reliable performance of emission control systems.
  Effective utilization of strategic catalytic materials such as platinum enables reduced emission control system costs, and low nitrogen dioxide emission levels.

              Eco relies on a combination of patent, trademark, copyright and trade secret protection in the U.S. and elsewhere as well as confidentiality procedures and contractual provisions to protect our proprietary technology. Further, we enter into confidentiality and invention assignment agreements with our employees and confidentiality agreements with our consultants and other third parties. There can be no assurance that pending patent applications will be approved or that the issued patents or pending applications will not be challenged or circumvented by competitors. Certain critical technology incorporated in our products is protected by patent laws, trade secret laws, confidentiality agreements and licensing agreements. There can be no assurance that such protection will prove adequate or that Eco will have adequate remedies for disclosure of the trade secrets or violations of the intellectual property rights.

Business Strategy

              Eco’s strategy is to maximize our revenue by penetrating the diesel engine market to the greatest extent possible. To achieve this objective, Eco will use distributors. We will supply the distributors with catalyst, manufactured to our specifications by a 3rd party company as well as the delivery unit. Eco’s focus from inception has been to focus in the Pacific Northwest and since early 2009 on the Marine Industry. Eco has designed units specifically for the Marine Industry. In 2010, we will seek broader market coverage by not only strengthening its marketing and distribution channels but also stressing value propositions that highlight Eco’s unique environmental benefits, fuel economy improvements and practical emission control at no net cost to the customer. Eco intends to spur the market demand for current and potential licensees and ensure that the full value of our technology is realized by the end user.

Solutions and Products

              Eco has succeeded in developing technologies and products that, when combined with other after-treatment devices reduce particulates and nitrogen oxides emissions from diesel engines to or below the U.S. and international regulated emission levels, while also improving fuel economy. This results in a reduction in fuel costs and greenhouse gas emissions, primarily carbon dioxide, as well as a reduction in emissions of particulate matter, nitrogen oxides, carbon monoxide and unburned hydrocarbons.

              As described below, Eco’s products and solutions include Platinum air borne catalyst and delivery.

     Platinum Air-Borne Catalyst

              Eco has developed and patented an air-borne catalyst, which contains minute amounts of metallic platinum and other catalysts. The catalyst is used to improve combustion which acts to reduce emissions and will also improve the performance and reliability of other emission control equipment. The air-borne catalyst takes catalytic action into engine cylinders where it improves combustion, thereby reducing particulates, unburned hydrocarbons and carbon monoxide emissions, which also results in improving fuel economy. Eco’s air-borne catalyst lends itself to a wide range of other enabling solutions including fuel economy, diesel particulate filtration, carbon reduction and exhaust emission reduction.

              Field trials in 2008 using our air-borne catalyst demonstrated improvement in fuel economy from 7% to 14%. Eco’s Platinum air-borne catalyst can be used alone with diesel fuels, from regular to ultra-low sulfur diesel; to reduce particulate emissions by 10% to 25% from the engine, while also improving the performance of diesel engine reducing the need for oil changes and increasing engine life.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 30, 2009 with respect to the beneficial ownership of the Eco’s outstanding common stock following the acquisition of Solutions by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner -Eco	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Thomas L. Crom	833,333	16.67%
Thomas Bennett	833,333	16.67%
Gary Miller	833,333	16.67%
Brian Slagel	833,333	16.67%
Russ Webster	833,333	16.66%
Paul Masson	833,333	16.66%

All officers and directors as a group (6 persons)	5,000,000	100.00%

     (1) Applicable percentage ownership is based on 5,000,000 shares of common stock outstanding as of October 30, 2009

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors of EcoEmissions Solutions, Inc.

Below are the names and certain information regarding the Eco’s executive officers, directors and director nominees following the acquisition of Eco:

Name	Age	Position
Larry N. Lorenz	58	President & Chief Executive Officer, Director
Thomas L. Crom	55	Chief Financial Officer, Secretary and Director
Jimmy Gieskoff	48	Director

Ken Greenlaw	43	Director

Larry N. Lorenz, Chairman and President of EcoEmissions Solutions, Inc., has over thirty years of international experience in business, manufacturing, engineering, marketing and finance. Mr. Lorenz, focus is on corporate strategy, global business development and managing overseas operations.

In 1983 Mr. Lorenz signed one of the first Canadian based International Joint Ventures Contracts with the People's Republic of China to establish a manufacturing plant in the City of Xian. Mr. Lorenz has been active in doing business in China since 1983. Mr. Lorenz is also a past member of the Board of Directors for the B.C. Division of the "Canadian Manufacturers Association". He represented the B.C. Manufacturers Association on the B.C. Equipment Tax Committee, presented various "Briefs" and "Presentations" to the British Columbia Government Cabinet. Project Coordinator for Baars Engineering, (1988 - present), a Vancouver, B.C. based Consulting company providing 'Manufacturing and Engineering Services for the Manufacturing and Process Industries'.

James P. Geiskopf has 32 years of experience in the car rental industry. From 1975 to 1986 he was the Chief Financial Officer of Budget Rent a Car of Fairfield California. From 1986 to 2007 he has been the President and Chief executive Officer of Budget Rent a Car of Fairfield California. Mr. Geiskopf served on the board of directors of Suisun Valley Bank from 1986 to 1993. He also served on the board of Napa Valley Bancorp (NASDAQ) from 1991 to 1993.

Ken Greenlaw has 16 years of experience with Microsoft Corporation. From 1991 to 1997 he worked as a Test Lead in the IMG Community Technology Group. Projects in clued the Chat Service analysis and Web Scale Buddy List. This lead to the joining the MSN team I its early stages of development. From 1997 to 1998 he worked in the role of a vertical Technical Evangelist in ADCU. From 1998 to 2002 he worked in the GeoUnit as the Map Test Lead responsible for up to 13 staff and all of the map data used in Map Pint, Streets & Trips, Expedia World Atlas, ExpediaMaps.com, as well as the European version for everything. From 2002 to 2003 he joined a division as the 8th employee and co-built a test team for the Release of NAS (Network Attached Storage), which later came to be known as Windows Storage Server. From 2003 to 2005 he joined the Microsoft Speech Server group part way through the 1.0 release of the product. From 2005 to present he took on the role of Engineering Manager, tasked with creating the Magik Product Team, and is currently working as Program Manager on the Commerce Sever Oversight Team with 66 vendors reporting.

Executive Officers and Directors of EcoEmissions Systems, Inc.
Below are the names and certain information regarding the Eco’s executive officers, directors and director nominees following the acquisition of Eco:

Name	Age	Position
Thomas L. Crom	55	President & Chief Executive Officer, Director
Thomas Bennett	60	VP Sales Director
Gary Miller	62	VP Technical Director
Brian Slagel	34	VP Operations
Russ Webster	42	VP Research & Development
Paul Masson	59	VP Field Operations

Following the acquisition of Eco, set forth below is a biographical description of each director and senior executive officer of Eco based on information supplied by each of them.

Thomas L. Crom, CEO & CFO With over 20 years experience in accounting and finance as a senior executive. Mr. Crom is a Certified Public Accountant (CPA) and a Certified Management Accountant (CMA). Currently, Thomas Crom is a director of three public U.S. companies and one public Canadian company. He is also a director and management representative of Eureka Ventures, Inc., a US-based investment consulting firm that provides investment banking, as well as financial and consulting services to select corporations and enterprises. These services include SEC quarterly and annual filings, SEC initial public offerings and secondary offerings, budgeting, forecasting, risk analysis, shareholder and public relations assistance, development of strategic plans, and developing and maintaining strict financial control. He has extensive international business development experience in finance, SEC Offerings and the resource sectors in North America, South America and Africa. Mr. Crom has a B.S. in Commerce cum laude from Santa Clara University, and an M.S. in Taxation cum laude from Golden Gate University.

Tom Bennett, Vice President – Sales & Marketing Tom Bennett was an Industrial Sales Manager for an emissions company for the past four years. His primary responsibility has been the development of a strong and loyal customer base and distributor network. Before joining the company, he had worked in the construction equipment industry since 1972. For the last 10 years, he served as the Senior Accounts Manager for RDO Equipment Company, the largest John Deere dealer in the world. Mr. Bennett was one of the top John Deere salesmen in the United States. Mr. Bennett attended the University of Arizona.

Brian Slagel, Vice President – Operations A hands-on manufacturing and operations manager with 15 years of progressive experience in the automotive manufacturing industry, Brian Slagel had previously worked for another emissions device manufacturer as the Director of Operations. There, he was responsible for planning and directing all manufacturing operations and developing manufacturing processes and procedures. Prior to this, Mr. Slagel served as Operations Manager for Intertek, a testing, engineering, and manufacturing quality management firm. He was responsible for the profitability, operations, safety compliance, and quality assurance for the testing and engineering departments. Brian Slagel has extensive experience in process analysis and production efficiency. He attended the University of Phoenix and served in the US Air Force as an aircraft Crew Chief.

Gary Miller, Vice President – Engineering and Technical Services Mr. Miller is a 32 year veteran of the General Motors Corporation. During his tenure there, Gary worked as a Technical Writer, Resident Instructor at a General Motors Training Center, Regional Service Manager, for fifteen years as a Field Test Engineer/Engineering Facilities Manager (Domestic and International),and finally as a Project Manager on Light and Medium Duty Trucks and the H1-HUMMER platform at the GM Desert Proving Grounds. Mr. Miller has vast technical, engineering and engineering management experience in multiple industries He has a B.S. degree in Engineering from Northrop -Rice Aviation Institute of Technology.

Russ Webster, Vice President – Research & Development Bringing over 20 years experience in the heavy equipment industry to the company, Russ Webster worked in various capacities with research & development and product design. Mr. Webster has extensive experience with emissions control devices and has worked with both the California Air Resources Board and the Environmental Protection Agency to achieve accreditations. Mr. Webster attended Eastern Arizona College.

Paul Masson, Vice President – Field Operations & Business Development Paul Masson comes to Eco-Emissions Systems with over 37 years experience in highway and mining construction equipment from both the sales and service sides of the business. He also benefits from a wealth of large engine experience in the commercial marine industry. Mr. Masson worked for a Caterpillar Tractor dealership for over 12 years before starting his own successful company. Some of the business models and application engineering models he developed are still being used today. With the advent of the Clean Air rules looming in the future, Mr. Masson was excited by the opportunity to become part of the EcoEmissions team that works to reduce our clients’ carbon footprint and give back to the community. Mr. Masson has a B.S. Degree in Marketing Management and other accreditations from California State University at Pomona, CA.

Advisory Board

Andy Nuzzi — Corporate Advisor, Marine Operations With over 30 years in the international shipping industry, Andy Nuzzi brings an extensive background to the company’s marine operations. He held key managerial positions with Furness Withy, a major international shipping company, where he was instrumental in merging their U.S. interests into Kerr Steamship Company. In 1977, he became Corporate Vice President of Kerr, then the largest shipping agency in North America. In 1983 he became Senior Vice President and ran the Gulf and South Atlantic Operations. In the 90s, Mr. Nuzzi became Executive Vice President of K Line. He is a former President of the U.S. Great Lakes Shipping Association, and served on the Board of Directors of California United Terminals, Coastal Maritime Services, Coastal Trailer Repairs, Fairway Terminals, and numerous other organizations and companies.

Paul Rovey – Advisor, Agriculture Equipment A third generation farmer and operator of Rovey Farms, Paul Rovey is a leader in the agriculture industry, and is Chairman of Dairy Inc. He also sits on the Board of the United Industry Association, is Vice Chairman of the United States Dairy Export Council, and a Board Member of Farm Credit Services Southwest. In Arizona, Mr. Rovey sits on the governing Council of The Salt River Project and is a Board Member of The Center For Rural Leadership. He boasts an extensive network within the American and international food production sectors.

Paul Edward Watts — Advisor, Heavy Equipment industry With over 50 years in engineering and heavy equipment, Ed Watts has a formidable background in industries relying on diesel engines. He started as an Operating Engineer in 1953, eventually becoming Field Superintendent for Kiewit, where he oversaw construction of new harbors in Southern California. He held similar duties with for Ets-Hokin & Galvin on the electrical power lines that connected America’s power grid. He then ran his own company, working as a subcontractor for Bechtel at the Anaconda Molybdenum Mine in Nevada. Thereafter, he was responsible for all machinery support on two very large Bechtel Power Plant Construction jobs including the Palo Verde Nuclear Generating Station which is the largest nuclear facility in America. After retiring from construction, Ed became an advisor to John Deere in their machine design department and to RDO Equipment Company, which is John Deere’s largest dealer. His other realm of expertise is in recreational vehicles, which is a significant market sector for the company.

Board Committees:

At this time, the board has no committees, including an audit, nominating or compensation committee, but Solutions intends to create such committees following the annual meeting and election of directors. Furthermore, our Board of Directors intends to form an Audit Committee based on the following terms.

Members of our audit committee will serve for a term or terms as determined by our Board of Directors. The purpose of the Audit Committee of the Board of Directors of Solutions will be to provide assistance to the Board in fulfilling its responsibility relating to oversight of corporate accounting, reporting practices of the Solutions, the quality and integrity of the financial reports of the Company, Solutions's compliance with legal and regulatory requirements, the qualifications and independence of the Solution's independent auditors and the performance of the Company's independent auditors and internal audit function. The Committee shall maintain free and open communication between the directors, the independent auditors, the internal auditor and the financial management of Solutions.

The Committee shall be composed of at least three directors who are independent of the management of Solutions and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Committee members. All members of the Committee must have a working familiarity with basic finance and accounting practices and shall meet the independence, experience and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including SEC Rule 10A-3). At least one member of the Committee must have accounting or related financial management expertise as defined by the Securities and Exchange Commission (the "SEC") and, in the judgment of the Board of Directors, be capable of serving the functions expected of an audit committee financial expert.

Code of Ethics

As of the date of this Current Report, Eco has not adopted a Code of Ethics (the “Code of Ethics”) applicable to the Company’s principal executive, financial and accounting officer or persons performing similar functions. Eco intends to adopt the Code of Ethics sometime in the first calendar quarter of 2010.

Director Compensation - Eco

The following table sets forth with respect to each named director, compensation information inclusive of equity awards and payments made in the fiscal year ended December 31, 2008.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g) (3)	Total ($) (h)
Thomas L. Crom	--	--	--	--	--	--	--
Thomas Bennett	--	--	--	--	--	--	--
Gary Miller

Currently, the Company’s directors do not receive any compensation for serving as directors.

EXECUTIVE COMPENSATION-Eco

              The following table sets forth information concerning the total compensation that Eco has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2008. None of the Company’s officers received compensation in excess of $100,000 during any of the year ended December 31, 2008. Each of the six officers of Eco has employment contracts for $10,000 per month.

              None of the Eco’s officers received compensation in excess of $100,000 during fiscal year ended December 31, 2008.

              The following table sets forth information concerning the total compensation that Eco has paid or that has accrued on behalf of Eco’s chief executive officer and other executive officers with annual compensation exceeding $100,000 from inception on June 15, 2008 to December 31, 2008.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Thomas L. Crom CEO, President and Director	2008	$40,000	--	--	--	--	--	--	$40,000
Thomas Bennett VP and Director	2008	$40,000	--	--	--	--	--	--	$40,000
Gary Miller VP and Director	2008	$40,000	--	--	--	--	--	--	$40,000
Brian Slagel VP	2008	$40,000	--	--	--	--	--	--	$40,000
Russ Webster VP	2008	$40,000	--	--	--	--	--	--	$40,000
Paul Masson VP	2008	$-0-	--	--	--	--	--	--	$-0-

OPTIONS GRANTS IN LAST FISCAL YEAR

As of the end of the Eco’s fiscal year ended December 31, 2008, Eco did not adopt a form of an incentive stock option plan.

Employment and Consultancy Agreements

Effective October 1, 2008, Eco entered into an Employment Agreements (the “Employment Agreement”) with each of its employees at that name: Thomas L. Crom, Thomas Bennett, Gary Miller, Brian Slagel and Russ Webster. The terms and conditions of the employment contact are identical except for the personal information, job titles and duties. Eco entered a similar employment contract with Mr. Masson effective August 1, 2009.

The following are the material terms of the Employment Agreement:

i.	each person is entitled receive an annual salary of $120,000 per year for a term of three years and renewable for an additional three period. The retirement age is established at 72 years.

ii.	each person is entitle to receive the following Preferred A and B shares

Preferred A Shares

1.

Once the gross annual sales of Eco have reached or exceeded $3 million ($3,000,000), the then holders of the Preferred A shares shall be entitled to convert 25%of such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.

2.

Once the gross annual sales of Eco have reached or exceeded $10 million ($10,000,000), the then holders of the Preferred A shares shall be entitled to convert an additional 25%of such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.

3.

Once the gross annual sales of Eco have reached or exceeded $20 million ($20,000,000), the then holders of the Preferred A shares shall be entitled to convert an additional 25%of such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.

4.

Once the gross annual sales of Eco have reached or exceeded $30 million ($30,000,000), the then holders of the Preferred A shares shall be entitled to convert an additional 25%of such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.

Preferred B Shares

1.

Following the successful testing of the new delivery unit (post turbo) and confirmation of readiness for production, and the preparation of patent submission material, the then holders of the Preferred B shares (Series I) shall be entitled to convert Twenty Five Thousand (25,000) of such shares into Two Million Five Hundred Thousand (2,500,000) common shares of EcoEmissions Solutions, Inc. ;

2.

Upon documented description of modifications to the new catalyst confirming the elimination of rhodium, or, if removal is not practical, a sufficiently enhanced and differentiated design modification which will improve quality and reduce cost, such that the modifications and processes can be submitted for patent approval, the then holders of the Preferred B shares (Series I) shall be entitled to convert a further Twenty Five Thousand (25,000) of such shares into Two Million Five Hundred Thousand (2,500,000) common shares of EcoEmissions Solutions, Inc.;

3.

Upon completion of the final generation unit allowing the injection of the catalyst directly into the engine completely post turbo, and the preparation of the associated documentation for the purposes of preparing applicable patent application(s), the then holders of the Preferred B shares (Series I) shall be entitled to convert Fifty Thousand (50,000) of such shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc. and

4.

Upon receipt of appropriate product verification and certification from a governmental agency, the then holders of the Preferred B shares (Series I) shall be entitled to convert Fifty Thousand (50,000) of such shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No related party transactions occurred from inception on June 16, 2008 to November 30, 2009.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock. As of October 30, 2009, there were 48,150,000 shares issued and outstanding of the Company’s common stock and following the acquisition of Eco there are expected to be 73,150,000 shares issued and outstanding of the Company’s common stock and preferred shares which can be converted into 20,000,000 common shares.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

              No trades in the Company's Common Stock have occurred since its symbol was changed to ECMZ in July 2009.

              The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

              The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders

The approximate number of holders of the Common Stock of the Company as of November 30, 2009 was 36.

Dividends

              No cash dividends were declared by the Company during the fiscal years ended February 28, 2009 and 2008. While the payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future, as the Company intends to retain earnings, if any, for use in the development of its business. The payment of dividends is contingent upon the Company's future earnings, if any, the Company's financial condition and its capital requirements, general business conditions and other factors.

EQUITY COMPENSATION PLAN INFORMATION

As of the end of the Company’s fiscal year ended February 28, 2009, the Company did not adopt a form of an incentive stock option plan.

LEGAL PROCEEDINGS

Solutions and Eco are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

RECENT SALES OF UNREGISTERED SECURITIES

There have been no recent sales of securities by Solutions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 4, 2009 Solutions sold its Strohn Creek Mineral Property for 250,000 shares of Skyhigh Resources, Inc, a private company. The shares of Skyhigh were then distributed prorate to the shareholders of Resources at that time. Solutions has no remaining interest in Skyhigh.

Item 5.06 Change in Company Status

a)          Background

              The Company was incorporated under the laws of the State of Delaware on April 2, 2005 as Resource Group Corp. and it was primarily engaged in the acquisition and exploration of mining properties. The Company commenced operations as an exploration stage company, engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.

On June 2, 2009 the Company agreed to change its name to EcoEmissions Systems, Inc. (formerly Resource Group, Inc.) and acquire Eco, declare a 30 to 1 stock dividend and authorize 10,000,000 preferred shares. On June 8th the Board of Directors appointed two additional directors: Larry Lorenz and Thomas L. Crom. Mr. Lorenz was appointed President and Chief Executive Officer and Mr. Crom was appointed Secretary, Treasurer and Chief Financial Officer.

On June 4th the Company sold its Strohn Creek mineral property.

The Company’s focus will be the business conducted by Eco.

b)         Change of Business

Solutions have agreed to acquire Eco subject to the completion of an audit and raise $8,000,000 in additional equity to expand that business.

Item 9.01 Financial Statements and Exhibits

(a)        Financial statements of business to be acquired.

Eco Emissions Systems, Inc. Balance Sheet as of December 31, 2008

Eco Emissions Systems, Inc. Statement of Operations for period from June 16, 2008 (Date of Inception) through December 31, 2008

Eco Emissions Systems, Inc. Statements of Cash Flows for period from June 16, 2008 (Date of Inception) through December 31, 2008

Eco Emissions Systems, Inc. Statements of Stockholders’ Equity for period from June 16, 2008 (Date of Inception) through December 31, 2008

Eco Emissions Systems, Inc. Notes to Financial Statements for period from June 16, 2008 (Date of Inception) through December 31, 2008

(b)        Pro forma financial information.

Eco Emissions Systems, Inc forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(d)        Exhibits

Exhibit
Number	Description

10.2

10.3

10.4

10.5

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EcoEmissions Solutions Inc.

Dated: December 4, 2009	By:	/s/ Larry N. Lorenz
Name: Larry N. Lorenz
Title: Chief Executive Officer

ECOEMISSIONS SYSTEMS, INC.

FINANCIAL STATEMENTS
FOR THE YEAR ENDED
December 31, 2008

(Expressed in United States of America Dollars)

(Unaudited-Prepared by Eco’s Management)

MANAGEMENT’S COMMENTS ON UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited financial statements for EcoEmissions Systems, Inc. have been prepared by Eco’s management.

These unaudited financial statements are presented on the accrual basis of accounting. Accordingly, a precise determination of many assets and liabilities is dependent upon future events. Therefore, estimates and approximations have been made using careful judgment. Recognizing that the Company is responsible for both the integrity and objectivity of these unaudited interim financial statements, management is satisfied that these unaudited interim financial statements have been fairly presented.

EcoEmissions Systems Inc.
Balance Sheet
As at December 31, 2008
(Stated in United States Dollars)

December 31,
2008
$

A S S E T S

Current Assets
Cash	2,548
Accounts Receivable	10,500
Total Current Assets	13,048

Organization Costs	14,353
Intangible Assets	9,400,183
Total Assets	9,427,584

Current Liabilities
Accounts payable and accrued liabilities	408,714
Total current liabilities	408,714

Total Liabilities	408,714

S H A R E H O L D E R S ’ E Q U I T Y

Common stock, no par value, 75,000,000 shares authorized: 3,000,000
shares issued and outstanding	8,000,000
Accumulated deficit in the developmental state (June 13, 2008 to December
31, 2008)	(61,130)
Preferred Convertible Shares	1,080,000

Total shareholders’ equity	9,018,870
Total liabilities and shareholders’ equity	9,427,584

See notes to financial statements

EcoEmissions Systems Inc.
Statement of Operations and Deficit
From inception on June 16, 2008 to December 31, 2008
(Stated in United States Dollars)

		Cumulative
		from Inception
	Inception June	June 16, 2008
	16, 2008 to	to December
	December 31,	31,
	2008	2008
	$	$

Revenue	21,000	21,000
Less: Cost of Goods Sold	(9,143)	(9,143)
Gross Profit	11,857	11,857

Expenses
Salaries	32,400	32,400
Traveling and marketing	22,549	22,549
Office	7,350	7,350
Rent	3,056	3,056
Insurance	7,632	7,632
	72,987	72,987

Loss for the period	(61,130)	(61,130)

Deficit - beginning of the period	-0-	-0-

Deficit - end of period	(61,130)	(61,130)

Loss per shares - basic and diluted	(0.01	(0.01)

Weighted Average Number of Shares Outstanding	3,000,000	3,000,000

See notes to financial statements

EcoEmissions Systems Inc.
Statement of Cash Flows
From inception on June 16, 2008 to December 31, 2008
(Stated in United States Dollars)

		Cumulative
		from Inception
	Inception June	June 16, 2008
	16, 2008 to	to December
	December 31,	31,
	2008	2008
	$	$

Cash flows from operating activities
Loss for the period	(61,130)	(61,130)

Changes in:
Accounts receivable	(10,500)	(10,500)
Accounts payable and accrued liabilities	64,511	64,511
Net cash used in operating activities	(7,119)	(7,119)

Cash flows from investing activities
Organizational costs	(14,353)	(14,353)
Intangible assets	(9,070,987)	(9,055,987)
Cash used in investing activities	(9,070,333)	(9,070,333)

Cash flows from financing activities
Share capital issued to founders	8,000,000	8,000,000

Preferred shares	1,080,000	1,080,000
Net cash received from financing activities	9,080,000	9,080,000

Net increase in cash	2,548	2,548
Cash - beginning of period	-0-	0
Cash - end of period	2,548	2,548

See notes to financial statements

EcoEmissions Systems Inc.
Consolidated Statements of Stockholders’ Equity
From inception on June 16, 2008 to December 31, 2008
(Stated in United States Dollars)

			Preferred
	Common Stock		Stock
				Accumulated	Total Equity
	Shares	Amount	Capital	Deficit	(Deficit)
		$	$	$	$

Opening balance, June 16, 2008	-	-	-	-	-

Common shares issued to Founder’s for intellectual
property, business plan development and other rights	3,000,000	8,000,000			8,000,000

Preferred Stock			1,080,000		1,080,000

Loss for period ended December 31, 2008				(61,130)	(61,130)

Balance, December 31, 2008	3,000,000	8,000,000	1,0800,000	(61,130)	9,018,870

See notes to financial statements

EcoEmissions Systems Inc.
Notes to Financial Statements
December 31, 2008
(Stated in United States Dollars)

1.           Nature of Operations

          a)           Organization

EcoEmissions Systems Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 16, 2008 and it was primarily engaged in the environmental control through the manufacturing, production and sales of its patented catalyst system. The Company’s fiscal year end is December 31.

          c)           Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

As shown in the accompanying financial statements, the Company has incurred a net loss of $61,130 for the period from June 16, 2008 (inception) to December 31, 2008 and has had limited revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.           Significant Accounting Policies

a)           Basis of Accounting

These financial statements are prepared in accordance with generally accepted accounting principles (“GAAP”) in United States. The Company has elected a December 31 year-end. Summarized below are those policies considered particularly significant to the Company.

b)           Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of any contingent assets and liabilities as at the date of the financial statements, as well as the reported amounts of revenues earned and expenses incurred during the period. Actual results could differ from those estimates.

c)           Financial Instruments and Financial Risk

The Company’s financial instruments consists of cash, prepaid expenses, investments, accounts payable and accrued liabilities, the fair values of which approximate their carrying amounts due to the short-term nature of these instruments.

d)           Cash

For the purposes of the statement of cash flows, the company considers all funds held in its bank accounts and funds held in trust by third parties as cash.

EcoEmissions Systems Inc.
Notes to Financial Statements
December 31, 2008
(Stated in United States Dollars)

2.           Significant Accounting Policies -Continued

e)           Intangible Asset

The Company’s unique assets held under several patents have been developed at considerable costs over a period of time and management has used its best efforts to estimate those costs.

f)           Loss per Share

Basic loss per share is computed by dividing loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Fully diluted loss per share is not disclosed as it is anti-dilutive.

g)           Management’s Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

h)           Share Capital

Share capital issued for non-monetary consideration is recorded at an amount based upon fair market value as estimated by management.

i)           Comprehensive Income

The Company applies Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income (SFAS No. 130). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. It includes all changes in equity during a period except from those resulting from investments by owners and distributions to owners.

j)           Income taxes

Deferred Income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

k)           Stock based compensation

The Company accounts for stock-based compensation in accordance with SFAS No. 123 for “Accounting for stock-based compensation” and related interpretations. The company currently has no stock options outstanding.

l)           Asset retirement obligations

Asset retirement obligations requires recognition of a legal liability for obligations relating to retirement of property, plant and equipment, and arising from the acquisition, construction, development, or normal operation of those assets. Such asset retirement cost, must be recognized at fair value, when a reasonable estimate of fair value can be estimated, in the period in which it is incurred, added to the carrying value of the asset, and amortized into income on a systematic basis over its useful life.

As at December 31, 2008, the Company does not have any asset retirement obligations.

EcoEmissions Systems Inc.
Notes to Financial Statements
December 31, 2008
(Stated in United States Dollars)

3.           Share Capital

a)	Details of share capital are as follows:

Authorized: 75,000,000 common shares with no par value

	Number of
	Shares	Amount
		$
Issued:
Balance - inception June 16, 2008	-	-
Common Shares issued	3,000,000	$8,000,000

Balance - December 31, 2008	3,000,000	$8,000,000

b)	Convertible Preferred Shares-The Company pays 10% interest paid quarterly until preferred shares are converted into Common Shares

4.           Income Taxes

A reconciliation of income taxes at statutory rates is as follows:

2008
$
Net loss for the year	(61,130)
Total income taxes	-

The Company has non-capital losses of approximately $53,130, which are available to reduce future taxable income in the United Sates and which expire in 2023. The Company has not recognized any future benefit for these tax losses and resource deductions, as it is not considered likely that they will be utilized.

	Income Tax Operating
	Loss Carry Forward

	Amount	Expiry Date

2008	$61,130	2023

Total income tax operating loss carry forward	$61,130

EcoEmissions Systems Inc.
Notes to Financial Statements
December 31, 2008
(Stated in United States Dollars)

5.           Commitments

a)           The Company has a lease for premises of 1,892 square feet which expires on September 30, 2010.

Minimum basic rent of $1,892 per month is paid as follows:

Amount
2009	22,704
2010	17,028
$39,732

In addition to the basic rent, the Company is responsible for its proportionate share of property taxes and operating costs.

b)	The Company received a financing commitment for $8,000,000

c)	The Company received a contingent purchase order in the initial year for $122,080,000 and $221,680,000 for the subsequent year subject to governmental recognition of environmental benefits.

6.           Recent Accounting Pronouncements

In May 2003, SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This standard established how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This standard becomes effective for any financial instruments entered into or modified after May 31, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material effect on its financial statements.

In April 2003, the FASB issued SFAS No.149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities under SFAS no. 133 “Accounting for Derivative Instruments and Hedging Activities” entered into after June 30, 2003. The Company does not expect the adoption of SFAS No. 149 to have a material effect on its financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46(“FIN 46”), “Consolidation of Variable Interest Entities”. This interpretation gives guidance that determines whether consolidation of a Variable

Interest Equity is required and is effective for all variable interest entities with which the Company becomes involved beginning in February 2003, and all pre-existing entities beginning after June 15, 2003. The Company does not expect the adoption of FIN 46 to have a material effect on its financial statements.

In November 2002, the FASB issued SFAS interpretation No. 45 (“FIN 45”), its Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others”. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The initial recognition and measurement is to be applied on a prospective basis to guarantees issued or modified after December 31, 2005. Disclosure requirements are effective for financial statements of both interim and annual period that end after December 15, 2002. The Company has no guarantees to unaffiliated third parties and therefore the adoption of FIN 45 had no impact on its financial statements.

In June 2002, the FASB issue SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. This standard addresses the recognition, measurement and reporting of costs that are associated with exit or disposal activities. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 had no impact on the Company’s financial statements.

EcoEmissions Solutions, Inc. (formerly Resource Group Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

Expressed in US Dollars

EcoEmissions Systems, Inc.-year ended December 31, 2008
EcoEmissions Solutions, Inc.-year ended February 28, 2009

	December	February
	31,	28,
	2008	2009					Pro Forma
	(unaudited)	(audited)	2	3	4	5	Combined
ASSETS

Current a.ssets
Cash	2,548	4,564					7,112
Accounts receivable	10,500	-0-					10,500

	13,048	4,564					17,612

Organizational Costs	14,353	-0-					14,353
Intellectual Property	9,400,183	-0-	(9,400,183)				-0-

TOTAL ASSETS	9,427,584	4,564					31,965

LIABILITIES

Current liabilities
Accounts payable	408,714	39,953					448,667

Long-term liabilities
	-	-					-
TOTAL LIABILITIES	408,714	39,953					448,667

EQUITY

Share capital	8,000,000	63,000					8,063,000
Convertible debt	1,080,000	-0-					1,080.000
Retained earnings	(61,130)	(98,389)	(9,400,183)				(9,559,702)
	9,018,870	(35,389)					(416,703)
	9,427,584	4,564					31,965

EcoEmissions Solutions, Inc. (formerly Resource Group Inc.)
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
(Amounts expressed in U.S. Dollars)

(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

Expressed in US Dollars

EcoEmissions Systems, Inc.
EcoEmissions Solutions, Inc.

	December	February
	31,	28,
	2008	2009					Pro Forma
	(unaudited)	(audited)	2	3	4	5	Combined

Revenue-net of cost of goods sold	9,147	-					9,147

Expenses
Operating Costs	72,987	51,859					124,846
Mining Development & Exploration	-0-	25,257					25,257
Interest Expense		2,776					2,776

Total Expenses	72,987	79,888					152,879

Income before income Taxes	(61,130)	(79,888)					(141,918)

Write-off capitalized costs of Intellectual Property			9,400,183				(9,400,183)

Net Income	(61,130)	(1,114,572)					(9,541,201)

Retained earnings
Balance-beginning of period	-0-	44,499					44,499
		-
Balance-end of period	(61,130)	(35,389)					(9,496,702)

* Average tax rate 20%
.

EcoEmissions Solutions, Inc. (formerly Resource Group Inc.)

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(Amounts expressed in U.S. Dollars)

1	On June 8, 2009 EcoEmissions Solutions Inc (formerly Resource Group, Inc.) (the “Company”) entered into an agreement to acquire EcoEmissions Systems Inc. (“Eco”).

2	To expense Eco’s capitalized cost of the Intellectual Property